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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the heading "Experts" and the incorporation by reference of our reports dated March 25, 2005, which appear in the Annual Report on Form 10-K for the year ended December 31, 2004, with respect to the consolidated financial statements of Loudeye Corp. and subsidiaries, management's report on internal control over financial reporting, and the effectiveness of internal control over financial reporting, in the Registration Statements on Form S-8 (No. 333-120944, No. 333-58980,
No. 333-55508, and No. 333-32560).

                                             /s/ Moss Adams LLP

Seattle, Washington
March 30, 2005